UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2016

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 6, 2016, subsidiaries of SunLink Health Systems, Inc. (“SunLink” or the “Company”) signed a definitive agreement with Piedmont Mountainside Hospital Inc. (‘Piedmont”) pursuant to which Piedmont has agreed to lease and operate the existing emergency department facility of North Georgia Medical Center. Piedmont also has agreed to lease a nearby medical office building and adjacent facilities which house physician offices and related services. SunLink’s subsidiary, Southern Health Corporation of Ellijay, Inc. will continue to provide long-term care and skilled nursing care at its 100-bed Gilmer Nursing Home. North Georgia Medical Center has provided the state of Georgia with a notice that it will suspend hospital services 30 days after the date of such notice. The emergency department lease will commence after final approval and licensing by Georgia’s Department of Community Health (DCH). Such final approval and licensing is expected to be completed by September 1, 2016 and the emergency department is expected to re-open by November 1, 2016. The lease of the medical office building will be effective July 1, 2016.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated June 6, 2016.

Exhibit 99.2 – Letter Agreement dated June 3, 2016 between Piedmont Mountainside Hospital, Inc., SunLink Healthcare Professional Property, LLC and Southern Health Corporation of Ellijay, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: June 10, 2016

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